Exhibit 99.2

MYOS CORPORATION APPOINTS WORLD RENOWNED SCIENTIFIC VISIONARY AND ENTREPRENEUR, J. CRAIG VENTER, PH.D., TO BOARD OF DIRECTORS

- Drs. Venter, Hariri and Diamandis United in Another Ground-Breaking Biotechnology Enterprise -

CEDAR KNOLLS, NJ – July 14, 2014 – MYOS Corporation (“MYOS” or the “Company”) (NASDAQ: MYOS), an emerging biotherapeutics and bionutrition company focused on the discovery, development and commercialization of products that improve muscle health and performance, announced today that it has appointed genomic pioneer, J. Craig Venter, Ph.D. to its Board of Directors.

With more than 30 years of scientific leadership and entrepreneurial biotechnology expertise, Dr. Venter is world renowned for sequencing the first draft human genome, the first complete human genome and construction of the first synthetic cell. He is Founder, Chairman and Chief Executive Officer of the J. Craig Venter Institute (JCVI), where he and his team have sequenced thousands of genomes beginning with the genome of the first free-living organism, the bacterium Haemophilus influenzae. Dr. Venter was a co-founder of Celera Genomics, a publicly traded company that utilized the cutting-edge tools and techniques he and his team developed to successfully sequence and publish the first draft human genome. Dr. Venter, a recipient of a United States National Medal of Science, is also a co-founder and CEO of Human Longevity, Inc. (HLI), a genomics and cell therapy-based diagnostic and therapeutic company focused on extending the healthy, high performance human life span, along with Robert J. Hariri, M.D., Ph.D., Chairman of the Board of MYOS, and MYOS Director Peter Diamandis, M.D., both of whom are also co-founders of HLI.

“It is my great pleasure to welcome Craig to the MYOS Board,” commented Dr. Hariri. “Craig is regarded as one of the most highly distinguished and innovative scientists of the 21st century. His numerous invaluable contributions to genomic research are legendary. Craig and I have known each other for many years and share a common interest and deep passion for furthering scientific understanding of the building blocks of life and identifying meaningful therapeutic options to address aging-related human biological decline. Craig has not only led a revolution in biomedicine which has reshaped our knowledge of the processes central to all life, but has inspired a generation of scientists, myself included, to challenge the convention in the pursuit of a deeper understanding of those mechanisms responsible for disease. MYOS is extremely fortunate to have the most important scientist in genomics, synthetic biology and human longevity join us as we strive to build a leading company dedicated to muscle health.”

Dr. Venter commented, “MYOS is an exciting young company focused on an increasingly important area in human health which is why I am pleased to join the MYOS Board of Directors. It is clear to me that the growth and preservation of healthy lean muscle mass should be a clinical objective for maintaining overall health and longevity. I believe the team has established a true springboard for success with their strategic focus on exploiting Fortetropin™ (MYO-T12®), the first clinically proven natural myostatin inhibitor, in an array of product formulations in well-established and growing markets combined with their commitment to advancing a pipeline of therapeutic candidates to address significant unmet needs in the treatment of age-related muscle loss, sarcopenia, as well as in cachexia of chronic illness and obesity.”

In addition to his roles at HLI and JCVI, Dr. Venter is Founder and Chief Executive Officer of Synthetic Genomics Inc., a privately held company dedicated to commercializing genomic-driven solutions to address global needs such as new sources of energy, new food and nutritional products, and next generation vaccines.

Dr. Venter began his formal education after a tour of duty as a Navy Corpsman in Vietnam from 1967 to 1968. After earning both a Bachelor’s degree in Biochemistry and a Ph.D. in Physiology and Pharmacology from the University of California at San Diego, he was appointed professor at the State University of New York at Buffalo and the Roswell Park Cancer Institute. In 1984, he moved to the National Institutes of Health campus where he developed Expressed Sequence Tags or ESTs, a revolutionary new strategy for rapid gene discovery. In 1992 Dr. Venter founded The Institute for Genomic Research (TIGR, now part of JCVI), a not-for-profit research institute, where in 1995 he and his team decoded the genome of the first free-living organism, the bacterium Haemophilus influenzae, using his new whole genome shotgun technique.

In 1998, Dr. Venter founded Celera Genomics to sequence the human genome using new tools and techniques he and his team developed. This research culminated with the February 2001 publication of the human genome in the journal, Science. He and his team at Celera also sequenced the fruit fly, mouse and rat genomes.

Dr. Venter is one of the most frequently cited scientists, and the author of more than 250 research articles. He is also the recipient of numerous honorary degrees, public honors, and scientific awards, including the 2008 United States National Medal of Science, the 2002 Gairdner Foundation International Award and the 2001 Paul Ehrlich and Ludwig Darmstaedter Prize. Dr. Venter is a member of numerous prestigious scientific organizations including the National Academy of Sciences, the American Academy of Arts and Sciences, and the American Society for Microbiology. Dr. Venter has published two books, his autobiography A Life Decoded (Viking 2007) and Life at the Speed of Light (Viking 2013) which examines the history of microbiology and future application of synthetic biology.

About MYOS Corporation

MYOS is a developmental stage bionutrition and biotherapeutics company focused on the discovery, development and commercialization of products that improve muscle health and function essential to the management of sarcopenia, cachexia and degenerative muscle diseases. MYOS is the owner of Fortetropin™ (MYO-T12®), the first clinically proven natural myostatin inhibitor. Myostatin is a natural regulatory protein, which inhibits muscle growth and recovery. Medical literature suggests that lowering myostatin levels has many potential health benefits including increased muscle mass, healthy weight management, improved energy levels, stimulation of muscle healing as well as treating sarcopenia, a condition of age-related loss of muscle mass. To discover why MYOS is known as "The Muscle Company,"™ visit www.myoscorp.com.

The Company's first commercial product based on Fortetropin (MYO-T12), is distributed by Maximum Human Performance (MHP) under the brand name MYO-X® and is currently available on popular retailer websites including http://mhpstrong.com, www.bodybuilding.com, www.amazon.com and in specialty retailers including GNC and Vitamin Shoppe and others. MYOS believes that Fortetropin, as well as future products it envisions, will redefine existing standards for muscle health.

Forward-Looking Statements

Any statements in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements involve risks and uncertainties, including but not limited to those relating to the successful continued research of Fortetropin™ (MYO-T12®) and its effects on myostatin inhibition, including our research and development activities, product and customer demand, the continued growth of repeat purchases, market acceptance of our existing and future products, the ability to create new products through research and development, the continued growth in market expansion and revenue including the expansion into the age management market, the successful entry into new markets including the age management market, the ability to attract additional investors and increase shareholder value, the ability to generate the forecasted revenue stream and cash flow from sales of Fortetropin and MYO-X®, the ability to achieve a sustainable profitable business, the effect of economic conditions, the ability to protect our intellectual property rights, the continued growth and expansion of MYO-X in GNC, Vitamin Shoppe and other specialty retail stores, the ability to strengthen our manufacturing relationships and reduce the costs of our products, the ability to comply with NASDAQ's continuing listing standards, competition from other providers and products, risks in product development, our ability to raise capital to fund continuing operations, and other factors discussed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made except as required by law.

These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

MYOS Corporation Investor and Media Contact:

Jenene Thomas

Investor Relations and Corporate Communications

(973) 509-0444

jthomas@myoscorp.com

SOURCE: MYOS Corporation

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